Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
PhotoMedex, Inc. and Subsidiaries:

We consent to the incorporation by reference in the registration statements (Nos. 333-58450, 333-72580, 333-91926, 333-106605 and 333-120921) on Form S-3, in the registration statements (Nos. 333-100609 and 333-121864) on Form S-4, and in the registration statements (Nos. 333-30298 and 333-114181) on Form S-8 of PhotoMedex, Inc. of our report dated February 18, 2004, except with respect to the seventh paragraph of note 9, for which the date is March 10, 2004, with respect to the consolidated balance sheets of PhotoMedex, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended, which report appears in the December 31, 2003 annual report on Form 10-K of PhotoMedex, Inc.

Our report with respect to the consolidated financial statements refers to the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” as of January 1, 2002.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 14, 2005

E-23.2